Exhibit 10.5
NORTEL NETWORKS CORPORATION – RESTRICTED STOCK UNITS
INSTRUMENT OF AWARD
United States

NAME:	Mike Zafirovski (5078718)

EFFECTIVE DATE:	November 15, 2005

NUMBER OF RSUs:	2,265,000

VESTING SCHEDULE:	20% ON FIRST ANNIVERSARY OF THE EFFECTIVE DATE;
40% ON SECOND ANNIVERSARY OF THE EFFECTIVE;
60% ON THIRD ANNIVERSARY OF THE EFFECTIVE DATE;
80% ON FOURTH ANNIVERSARY OF THE EFFECTIVE DATE;
100% ON FIFTH ANNIVERSARY OF THE EFFECTIVE DATE

PLAN:	NORTEL 2005 STOCK INCENTIVE PLAN
This instrument (hereinafter the “Instrument of Award”) evidences an Award to you of the number of Restricted Stock Units (“RSUs”) indicated above, on the Effective Date indicated above, pursuant to the Nortel 2005 Stock Incentive Plan (as may be amended from time to time, the “Plan”). Each RSU covered by this Instrument of Award generally entitles you to receive one common share (a “Share”) of Nortel Networks Corporation (the “Corporation”) at or as soon as reasonably practicable following the date the RSU becomes Vested in accordance with the Vesting schedule indicated above, or such earlier date as may be applicable pursuant to the provisions of the Plan and this Instrument of Award. Capitalized terms not otherwise defined in this Instrument of Award have the meanings set forth in the Plan.
1. All RSUs covered by this Instrument of Award are subject to the terms and conditions stated in the Plan, except as specifically or additionally provided in this Instrument of Award and/or in any rules, regulations, determinations or interpretations prescribed and/or made by the Committee (or its delegates) under the power and authority granted under the Plan (the “Rules and Regulations”), and all of the provisions of the Plan and the Rules and Regulations are incorporated by reference as if expressly restated herein. Different Rules and Regulations may apply to you and/or the RSUs covered by this Instrument of Award depending on your country work location, residency or payroll, whether on the Effective Date of the Award, on the date of settlement of the RSUs, or otherwise. Accordingly, you should review the Plan and the Rules and Regulations from time to time, which are available as indicated below, in conjunction with this Instrument of Award.
2. You will have the right to receive one Share in settlement of each RSU once the RSU has become Vested in accordance with the Vesting schedule indicated above, provided that you have been in the continuous employment of the Company from the Effective Date to the applicable Vesting date.
3. Vested RSUs will be settled by transfer of Shares to you on or as soon as reasonably practicable following the Vesting date provided that you execute any required documentation as provided in the Plan, this Instrument of Award or the Rules and Regulations, in such form or manner as may be specified from time to time by the Corporation.
4. In consideration of the Award of RSUs, in the event that all or any part of the RSUs become Vested at any time subsequent to the date which is twelve (12) months prior to the date of termination of your employment (whether wrongful or for any other reason) (the “Applicable Period”), and:
(i)	while employed or during the period of twelve (12) months following the termination of your employment (whether wrongful or for any other reason), you accept employment with an employer, or accept an engagement to supply services, directly or indirectly, to a third party, that is in competition with the Company;

(ii)	you fail to comply with or otherwise breach the terms or conditions of any confidentiality agreement or non-disclosure agreement with the Company;

(iii)	while employed or during the period of twelve (12) months following termination of your employment (whether wrongful or for any other reason), you, on your own behalf or on any other’s behalf, directly or indirectly recruit, induce or solicit, or attempt to recruit, induce or solicit, any current employee or other individual who is/or was supplying services to the Company, to terminate their employment or contractual arrangements with the Company; or

(iv)	while employed or during the period of twelve (12) months following termination of your employment (whether wrongful or for any other reason), you, on your own behalf or on any other’s behalf, solicit, divert or take away, or attempt to divert or take away the business of any of the customers or accounts, or prospective customers or accounts, of the Company or any of its distributors, representatives or vendors, which you have had contact or communication with while employed at the Company;

you agree that you will, if required by the Corporation in its sole discretion, pay to the Corporation within ten (10) days of written demand for payment from the Corporation an amount in cash equal to the number of RSUs that Vested during the Applicable Period multiplied by the Market Value on the applicable Vesting date (the “Applicable Amount”).
     Provided you are not entitled to any Corresponding Tax Benefit, the Applicable Amount shall be reduced by the amount of Tax paid by you or on your behalf (or required to be paid by you or on your behalf as of a future Tax due date) in respect of the Vesting of the RSUs or your receipt of Shares upon the settlement of Vested RSUs during the Applicable Period (and, where applicable, in respect of the Award of such RSUs).
     If you are entitled to a Corresponding Tax Benefit which is equal to or less than the amount of Tax paid by you or on your behalf (or required to be paid by you or on your behalf as of a future Tax due date) in respect of the Vesting of the RSUs or your receipt of Shares upon the settlement of Vested RSUs during the Applicable Period (such difference between the Corresponding Tax Benefit and Tax, if any, is referred to herein as the “Tax Benefit Deficiency”), the Applicable Amount shall be reduced by an amount equal to the Tax Benefit Deficiency.
     For the purposes of this paragraph 4:
“Corresponding Tax Benefit” means the amount of any deduction from or reduction or credit to the amount of Taxes paid or payable by you or on your behalf in accordance with the laws of the tax jurisdiction applicable to you as a result of or in connection with the payment to the Corporation of all or any portion of the Applicable Amount by you; and
“Tax” means any income tax, capital gains tax, statutory pension plan contributions and/or other social security tax or applicable social security charge levied in accordance with the laws of the jurisdiction to which you are subject at the time of Vesting of the RSUs or at the time you receive the Shares in settlement of the RSUs, whichever is applicable (and, where applicable, at the time of the Effective Date of the Award of such RSUs).
5. The Company may withhold from any amount payable to you, either under the Plan or this Instrument of Award or otherwise, such amount as may be necessary so as to ensure that the Company will be able to comply with the applicable provisions of any federal, provincial, state or local law relating to the withholding of tax (collectively referred to herein as “taxes”) or to ensure that any other required deductions are paid or otherwise satisfied, including withholding of the amount, if any, includable in your income. The Company shall also have the right in its discretion to satisfy any such liability for withholding or other required deduction amounts by retaining or acquiring any Shares, or retaining any amount payable, which would otherwise be issued or delivered, provided or paid to you hereunder. The Company may require you, as a condition to the settlement of a RSU, to pay or reimburse the Company for any such withholding or other required deduction amounts related to the settlement of the RSUs.
     The Corporation may require, as a condition of settlement of Vested RSUs, that you: (i) pay any taxes which are required to be paid by you; (ii) reimburse any taxes which are required to be withheld and remitted by the Company; (iii) complete any forms or provide any additional documents in connection with taxes; and (iv) otherwise comply with all applicable tax laws; in each case in connection with the Award of the RSUs, the Vesting of the RSUs, the exercise of the RSUs, and/or the forfeiture of the RSUs, and as may be specified in this Instrument of Award, the Rules and Regulations or otherwise in accordance with the Plan. The Corporation may also require, as a condition of the settlement of Vested RSUs, that all or a portion of the related Shares be sold by you or on your behalf to generate proceeds sufficient to cover any tax withholdings made by the Company on account of applicable taxes (hereinafter “tax withholdings”), if you do not pay such tax withholdings within the designated time periods as may be specified in this Instrument of Award, the Rules and Regulations or otherwise in accordance with the Plan. You further acknowledge and agree that conditions or restrictions on the transferability of the Shares received by you upon the settlement of the Vested RSUs may be imposed on such Shares on account of taxes or tax withholdings in connection with the Award of the RSUs, the Vesting of the RSUs, the settlement of the RSUs, and/or the forfeiture of the RSUs, in each case as may be specified in this Instrument of Award, the Rules and Regulations or otherwise in accordance with the Plan.
6. In the event of your Termination prior to the date that all of the RSUs awarded to you pursuant to this Instrument of Award have become Vested, (i) if such Termination is a termination described in Section 10 of your Employment Terms and Conditions dated as of October 16, 2005 (the “Employment Terms and Conditions”), all then outstanding unvested RSUs awarded to you pursuant to this Instrument of Award shall immediately become Vested on the date of your separation from the Corporation; (ii) if such Termination is due to your Retirement or death, a “pro rata portion” of the then outstanding unvested RSUs awarded to you shall become immediately Vested and, in accordance with the terms of the Plan and this Instrument of Award, settled and the remaining portion of such RSUs shall be forfeited and cancelled for no consideration as of the Date of Termination; and (iii) if such Termination is for any other reason (including by your employer for Cause or by reason of your resignation for any reason other than in accordance with Section 10 of your Employment Terms and Conditions), all then outstanding unvested RSUs awarded to you pursuant to this Instrument of Award shall immediately be forfeited and cancelled for no consideration; provided, however, that any vesting pursuant to this paragraph shall be delayed until six months until after your Retirement or other type of Termination to the extent necessary to avoid adverse tax treatment of the CEO under Section 409A of the U.S. Internal Revenue Code.
     For purposes of this section 6, “pro rata portion” shall mean the product of one-fifth of the Restricted Stock Units awarded to you pursuant to the Plan and this Instrument of Award multiplied by a fraction, the numerator of which equals the number of days which have elapsed as at the relevant date since the later of (i) the Effective Date of Award of the RSUs, (ii) the date 20 percent of the RSUs became Vested; (iii) the date 40 percent of the RSUs became Vested; (iv) the date 60 percent of the RSUs became vested; (v) the date 80 percent of the RSUs became Vested; and the denominator of which is 365.

7. In the event you are a Specified Executive (as defined under the Nortel Networks Corporation Executive Retention and Termination Plan (the “ERTP Plan”)) and are subject to a Termination Due to Change in Control (as defined in the ERTP Plan), the RSUs awarded to you in accordance with this Instrument of Award shall be included as RSUs (as defined under the ERTP Plan) and receive all of the benefits provided to RSUs under the ERTP Plan in the event of a Termination Due to Change in Control.
8. This Instrument of Award: (i) shall be binding upon and inure to the benefit of any successor of the Corporation; (ii) shall be governed by the laws of the Province of Ontario, and any applicable laws of Canada; and (iii) may not be amended except in writing or as otherwise provided in the Plan. In the event of a conflict between the provisions of this Instrument of Award and those of the Plan or the Rules and Regulations, the provisions of the Plan or the Rules and Regulations, as the case may be, shall govern, except to the extent that the terms and conditions of the Award of RSUs evidenced by this Instrument of Award are specifically recorded as a variation from the terms and conditions of the Plan or the Rules and Regulations, as the case may be. Anything in the foregoing to the contrary notwithstanding, in the event of any conflict between the terms of this Instrument of Grant, the Plan, the Rules and Regulations (collectively, “Other Provision”) and the Employment Terms and Conditions, the provisions of the Employment Terms and Conditions shall govern over such Other Provision to the extent that the Employment Terms and Conditions are more beneficial to you.
     You acknowledge that a copy of the Plan and the Rules and Regulations, if any, have been delivered to you with this Instrument of Award.
9. You acknowledge that: (i) the Plan is discretionary and may be suspended or terminated by the Corporation at any time; (ii) the Award of RSUs does not create any right to receive future Awards of RSUs, or benefits in lieu of RSUs, and the terms and conditions of any future Awards of RSUs, if any, will be communicated if and when new Awards of RSUs are to be made; (iii) participation in the Plan is voluntary; (iv) the future value of the Shares is unknown and cannot be predicted with certainty; (v) the RSUs are not part of remuneration for purposes of any compensation on termination of employment, severance payments, indemnities or end of service payments or benefits of any nature; (vi) the Vesting of the RSUs ceases upon termination of employment, whether lawful or otherwise, except as provided in the Employment Terms and Conditions, Plan and this Instrument of Award, and neither the Corporation nor any of its subsidiaries is required to compensate you for any financial loss (including taxes, social security premiums and lost capital gain) as a result of the forfeiture of RSUs or the early settlement thereof on any such termination of employment; and (vii) the Award of the RSUs does not give rise to additional obligations for any subsidiary which employs you. If, notwithstanding the foregoing, any contractual or statutory (employment or otherwise) claim is found to have arisen, then you, by accepting this Instrument of Award or the RSUs, shall, to the extent permitted by applicable law, be deemed irrevocably to have waived your entitlement to pursue such claim.
10. The various provisions and sub-provisions of this Instrument of Award are severable and if any provision or identifiable part thereof is held to be unenforceable by any court of competent jurisdiction then such unenforceability shall not affect the enforceability of the remaining provisions or identifiable parts thereof in this Instrument of Award, the Plan, the Rules and Regulations, or any documents related to the Plan.
11. Nortel and its third party service providers may need to collect and use information about employees for the purpose of the Award and/or settlement of RSUs, administering the Plan, and to comply with tax, reporting and disclosure obligations under applicable laws and regulations. Such information may be communicated to any person deemed necessary for the administration of the Plan, even if it requires such information to be transferred or communicated to persons based outside your country of employment. Such information is from time to time transferred between companies within the group and to such third party service providers, to achieve these objectives. Nortel and its third party service providers will hold your “Plan participation file” at any location deemed necessary, on the understanding that you will be given access without constraint at reasonable intervals and without excessive delay or expense to examine and correct such information. By accepting the Instrument of Award or the RSUs, you are affirming your consent to the collection, processing, storage, disclosure and transfer of your personal information for these purposes.
12. By accepting this Instrument of Award or the RSUs, you expressly consent that the Plan, the Rules and Regulations and any other document relating thereto, including this Instrument of Award, be drawn up and/or available in English only. Par votre acceptation de la présente Entente ou des RSUs, vous consentez expressément à ce que le Régime, les Règlements et tout autre document connexe, y compris la présente Entente soient rédigés et/ou disponibles en anglais seulement.
13. By accepting this Instrument of Award or the RSUs, you (i) acknowledge and confirm that you have read and understood the Plan, the Rules and Regulations and this Instrument of Award, and that you have had an opportunity to seek separate fiscal, legal and taxation advice in relation thereto; and (ii) agree to be bound by the terms and conditions stated in this Instrument of Award, including without limitation the terms and conditions of the Plan and the Rules and Regulations incorporated by reference herein.
     If you accept the terms and conditions of this Award of RSUs as described in this Instrument of Award, please confirm your acceptance by signing where indicated below and returning it to Nortel Stock Option Administration at the address indicated below.
Signature of Employee:      /s/ MIKE S. ZAFIROVSKI
Nortel Executive Compensation
8200 Dixie Road, Suite 100
Brampton, Ontario, Canada L6T 5P6
Fax# : 905-863-8420 (ESN 333)

NORTEL NETWORKS CORPORATION - STOCK OPTIONS
INSTRUMENT OF GRANT
US

NAME OF OPTIONEE:	Mike Zafirovski (5078718)

EFFECTIVE DATE:	November 15, 2005

NUMBER OF OPTIONS:	5,000,000

SUBSCRIPTION PRICE:	$3.10 (USD)

EXPIRATION DATE:	November 14, 2015

VESTING SCHEDULE:	5YA – One-fifth of the Options become exercisable on each of the first, second, third, fourth and fifth anniversary of the Vesting Start Date

VESTING START DATE:	November 15, 2005

PLAN:	Nortel Networks 2000 Plan
This instrument (hereinafter the “Instrument of Grant”) evidences a Grant to you of the number of Options indicated above, on the Effective Date indicated above, pursuant to either the Nortel Networks Corporation 1986 Stock Option Plan As Amended and Restated, if indicated above as “1986 Plan”, or the Nortel Networks Corporation 2000 Stock Option Plan, if indicated above as “2000 Plan”, in each case as may be amended from time to time (hereinafter the “Plan”, as the case may be). Each Option covered by this Instrument of Grant generally entitles you to purchase one common share (a “Share”) of Nortel Networks Corporation (the “Corporation”), at the Subscription Price per Share indicated above, no later than the Expiration Date indicated above, or such earlier date as may be applicable pursuant to the provisions of section 6 of the Plan. Capitalized terms not otherwise defined in this Instrument of Grant have the meanings set forth in the Plan.
1. All Options covered by this Instrument of Grant are subject to the terms and conditions stated in the Plan, except as specifically or additionally provided in this Instrument of Grant and/or in any rules, regulations, determinations or interpretations prescribed and/or made by the Committee (or its delegates) under the power and authority granted under the Plan (the “Rules and Regulations”), and all of the provisions of the Plan and the Rules and Regulations are incorporated by reference as if expressly restated herein. Different Rules and Regulations may apply to you and/or the Options covered by this Instrument of Grant depending on your country work location, residency or payroll, whether on the Effective Date of the Grant of Options, on the date of exercise of the Options, or otherwise. Accordingly, you should review the Plan and the Rules and Regulations from time to time, which are available as indicated below, in conjunction with this Instrument of Grant.
2. The Options covered by this Instrument of Grant are U.S. Options, so the Subscription Price and all other amounts to be calculated in accordance with the provisions of the Plan for purposes of this Grant of Options shall be calculated and stated in U.S. dollars. The Options are Non-Qualified Stock Options for the purposes of the Plan. Such designation is only relevant in determining the U.S. federal income tax consequences, if any, applicable to the Options, and has no bearing on the tax treatment applicable to Options in countries outside of the United States. Optionees are urged to seek their own tax advice to assess the tax status of such Options.
3. You will have the right to exercise the Options after they have vested in such amounts and on such dates in accordance with the vesting schedule indicated above, provided that you have been in the continuous employment of the Corporation or any of its subsidiaries or affiliated entities from the Effective Date, provided further that upon termination of your employment as provided in Section 10 of your Employment Terms and Conditions dated as of October 16, 2005 (the “Employment Terms and Conditions”), the Options covered by this Instrument of Grant shall immediately and fully vest on the date of your separation from the Corporation. The exact amounts and dates for vesting are specified in your Grant information available through the Nortel Intranet — WebStock site (https://webstock.us.nortel.com:49701/webstock/docs/ default.html), “Personal Summary of Stock Options” web page, or such other web site or through such other means as may be specified by the Corporation from time to time.
4. Options may be exercised: (i) by irrevocable notice of exercise in writing, executed and delivered by the Optionee to the Nortel Stock Option Administration Department (at 8200 Dixie Road, Suite 100, Brampton, Ontario, Canada L6T 5P6, or such other address as may be in effect from time to time); and/or (ii) through such Internet-based or on-line system or such telephonic or voice recognition system (whether provided by the Corporation or any third party on behalf of the Corporation); in each case, in such form or manner as may be specified from time to time by the Corporation on the Nortel Intranet — Services@Work site (http://services-canada.ca.nortel.com/livelinksupport/saw), under People/Compensation/Stock Options/Exercise Process, or otherwise in accordance with the Plan. The date of exercise of the Options shall be the date on which the notice of exercise, accompanied by payment of the Subscription Price and any other required documentation as provided in the Plan or the Rules and Regulations, is received by the Corporation, in such form or manner as may be specified from time to time by the Corporation.

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5. The terms and conditions in this paragraph apply to you only if one or both of the following apply: (i) you are a “Reporting Insider” for the purpose of Corporate Procedure No. 320.28 — Use of Undisclosed Material Information on the Effective Date indicated above; or (ii) the number of Options evidenced by this Instrument of Grant is equal to or in excess of 15,000 Options. In consideration of the Grant of Options, in the event that you exercise all or any part of the Options at any time subsequent to the date which is twelve (12) months prior to the date of termination of your employment (whether wrongful or for any other reason) (the “Applicable Period”), and:
(i)	while employed or during the period of twelve (12) months following the termination of your employment (whether wrongful or for any other reason), you accept employment with an employer, or accept an engagement to supply services, directly or indirectly, to a third party, that is in competition with any Nortel Company;

(ii)	you fail to comply with or otherwise breach the terms or conditions of any confidentiality agreement or non-disclosure agreement with any Nortel Company;

(iii)	while employed or during the period of twelve (12) months following termination of your employment (whether wrongful or for any other reason), you, on your own behalf or on any other’s behalf, directly or indirectly recruit, induce or solicit, or attempt to recruit, induce or solicit, any current employee or other individual who is/or was supplying services to any Nortel Company, to terminate their employment or contractual arrangements with any Nortel Company; or

(iv)	while employed or during the period of twelve (12) months following termination of your employment (whether wrongful or for any other reason), you, on your own behalf or on any other’s behalf, solicit, divert or take away, or attempt to divert or take away the business of any of the customers or accounts, or prospective customers or accounts, of any Nortel Company or any of its distributors, representatives or vendors, which you have had contact or communication with while employed at any Nortel Company;
you agree that you will, if required by the Corporation in its sole discretion, pay to the Corporation within ten (10) days of written demand for payment from the Corporation an amount equal to the amount of the excess of the Market Value, on the date of exercise of the Options, of the Shares purchased as a result of the exercise of the Options over the Subscription Price for the Shares covered by the Options (the “Applicable Amount”).
     Provided you are not entitled to any Corresponding Tax Benefit, the Applicable Amount shall be reduced by the amount of Tax paid by you or on your behalf (or required to be paid by you or on your behalf as of a future Tax due date) in respect of the issuance of Shares upon the exercise of options during the Applicable Period (and, where applicable, in respect of the Grant of such Options).
     If you are entitled to a Corresponding Tax Benefit which is equal to or less than the amount of Tax paid by you or on your behalf (or required to be paid by you or on your behalf as of a future Tax due date) in respect of the issuance of Shares upon the exercise of options during the Applicable Period (such difference between the Corresponding Tax Benefit and Tax, if any, is referred to herein as the “Tax Benefit Deficiency”), the Applicable Amount shall be reduced by an amount equal to the Tax Benefit Deficiency.
     For the purposes of this paragraph 5:
“Corresponding Tax Benefit” means the amount of any deduction from or reduction or credit to the amount of Taxes paid or payable by you or on your behalf in accordance with the laws of the tax jurisdiction applicable to you as a result of or in connection with the payment to the Corporation of all or any portion of the Applicable Amount by the Designated Employee;
“Nortel Company” means Nortel Networks Corporation and its affiliated entities (as such term is defined by the 1986 Plan and 2000 Plan); and
“Tax” means any income tax, capital gains tax, statutory pension plan contributions and/or other social security tax or applicable social security charge levied in accordance with the laws of the jurisdiction to which you are subject at the time the Shares are issued upon the exercise of Options (and, where applicable, at the time of the Effective Date of the Grant of such Options).
6. The Corporation may require, as a condition of exercise of the Options, that you: (i) pay any applicable taxes, charges, duties, contributions or otherwise (hereinafter “taxes”) which are required to be paid by you to any federal, provincial, state, local, foreign or other taxation authority; (ii) reimburse any taxes which are required to be withheld and remitted by the Corporation or any of its subsidiaries; (iii) complete any forms or provide any additional documents in connection with taxes; and (iv) otherwise comply with all applicable tax laws; in each case in connection with the Grant of the Options, the vesting of the Options, the exercise of the Options, and/or the expiration of the Options, and as may be specified in the Rules and Regulations or otherwise in accordance with the Plan. The Corporation may also require, as a condition of exercise of the Options, that all or a portion of the Shares issued to you upon the exercise of the Options: (i) be withheld, until such time as payment for any tax withholdings made by the Corporation or any of its subsidiaries on account of applicable taxes (hereinafter “tax withholdings”) has been received; and/or (ii) be sold by you or on your behalf to generate proceeds sufficient to cover tax withholdings, in each case if you do not pay such tax withholdings within the designated time periods as may be specified in the Rules and Regulations or otherwise in accordance with the Plan. You further acknowledge and agree that conditions or restrictions on the transferability of the Shares issued to you upon the exercise of the Options may be imposed on such Shares on account of taxes or tax withholdings in connection with the Grant of the Options, the vesting of the Options, the exercise of the Options, and/or the expiration of the Options, in each case as may be specified in the Rules and Regulations or otherwise in accordance with the Plan.
7. The Options are not transferable or assignable and shall only be exercisable by you or your legal guardian while you are alive. In the event of your death, the right to exercise shall be governed by section 6(g) of the Plan, subject to any applicable Rules and Regulations.

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8. This Instrument of Grant: (i) shall be binding upon and inure to the benefit of any successor of the Corporation; (ii) shall be governed by the laws of the Province of Ontario, and any applicable laws of Canada; and (iii) may not be amended except in writing or as otherwise provided in the Plan. In the event of a conflict between the provisions of this Instrument of Grant and those of the Plan or the Rules and Regulations, the provisions of the Plan or the Rules and Regulations, as the case may be, shall govern, except to the extent that the terms and conditions of the Grant of Options evidenced by this Instrument of Grant are specifically recorded as a variation from the terms and conditions of the Plan or the Rules and Regulations, as the case may be. Anything in the foregoing to the contrary notwithstanding, in the event of any conflict between the terms of this Instrument of Grant, the Plan, the Rules and Regulations (collectively, “Other Provision”) and the Employment Terms and Conditions, the provisions of the Employment Terms and Conditions shall govern over such Other Provision to the extent that the Employment Terms and Conditions are more beneficial to you.
9. A copy of the Plan, the Prospectus for the Plan pursuant to Section 10(a) of the U.S. Securities Act of 1933, any amendments to such Prospectus, and the Rules and Regulations can be found on the Nortel Intranet — Services@Work site (http://services-canada.ca.nortel.com/livelinksupport/saw), under People/Compensation/Stock Options/Stock Option Plan Documents. The Services@Work site also contains other general information about the Options. You should check the Services@Work site frequently since it may be updated from time to time.
10. You acknowledge that: (i) the Plan is discretionary and may be suspended or terminated by the Corporation at any time; (ii) the Grant of Options does not create any right to receive future Grants of Options, or benefits in lieu of Options and the terms and conditions of any future Grants of Options, if any, will be communicated if and when new Grants of Options are to be made; (iii) participation in the Plan is voluntary; (iv) the future value of the Shares is unknown and cannot be predicted with certainty; (v) the Options are not part of remuneration for purposes of any compensation on termination of employment, severance payments, indemnities or end of service payments or benefits of any nature; (vi) the vesting of the Options ceases upon termination of employment, whether lawful or otherwise, except as provided in the Employment Terms and Conditions and the Plan, and neither the Corporation nor any of its subsidiaries is required to compensate you for any financial loss (including taxes, social security premiums and lost capital gain) as a result of the expiration of Options or the early exercise thereof on any such termination of employment; and (vii) the Grant of the Option does not give rise to additional obligations for any subsidiary which employs you. If, notwithstanding the foregoing, any contractual or statutory (employment or otherwise) claim is found to have arisen, then you, by accepting this Instrument of Grant or the Options, shall, to the extent permitted by applicable law, be deemed irrevocably to have waived your entitlement to pursue such claim.
11. The various provisions and sub-provisions of this Instrument of Grant are severable and if any provision or identifiable part thereof is held to be unenforceable by any court of competent jurisdiction then such unenforceability shall not affect the enforceability of the remaining provisions or identifiable parts thereof in this Instrument of Grant, the Plan, the Rules and Regulations, or any documents related to the Plan.
12. Nortel and its third party service providers may need to collect and use information about employees for the purpose of the grant and/or exercise of Options, administering the Plan, and to comply with tax, reporting and disclosure obligations under applicable laws and regulations. Such information may be communicated to any person deemed necessary for the administration of the Plan, even if it requires such information to be transferred or communicated to persons based outside your country of employment. Such information is from time to time transferred between companies within the group and to such third party service providers, to achieve these objectives. Nortel and its third party service providers will hold your “Plan participation file” at any location deemed necessary, on the understanding that you will be given access without constraint at reasonable intervals and without excessive delay or expense to examine and correct such information. By accepting the Instrument of Grant or the Options, you are affirming your consent to the collection, processing, storage, disclosure and transfer of your personal information for these purposes.
13. By accepting this Instrument of Grant or the Options, you expressly consent that the Plan, the Rules and Regulations, the Prospectus for the Plan and any other document relating thereto, including this Instrument of Grant and the information about the Grant available through the Nortel Intranet — WebStock site, be drawn up and/or available in English only. Par votre acceptation de la présente entente ou des options, vous consentez expressément à ce que le régime d’achat d’actions, les règlements et le prospectus relatifs au régime d’achat d’actions et tout autre document connexe, y compris la présente entente et l’information concernant vos options disponible à la page « WebStock » de l’intranet de Nortel soient rédigés et/ou disponibles en anglais seulement.
14. By accepting this Instrument of Grant or the Options, you (i) acknowledge and confirm that you have read and understood the Plan, the Rules and Regulations, this Instrument of Grant and all information about the Grant available on WebStock Option Summary, and that you have had an opportunity to seek separate fiscal, legal and taxation advice in relation thereto; and (ii) agree to be bound by the terms and conditions stated in this Instrument of Grant, including without limitation the terms and conditions of the Plan and the Rules and Regulations incorporated by reference herein.
If you accept the terms and conditions of this Grant of Options as described in this Instrument of Grant, please confirm your acceptance by signing where indicated below and returning it to Nortel Stock Option Administration at the address indicated above.
Signature of Optionee:      /s/ MIKE S. ZAFIROVSKI